Exhibit (s)

POWER OF ATTORNEY

Each of Michael G. Clark, George Grossman, Dean A. Junkans, Gerald J. Maginnis, Jane F. Magpiong, Daphne L. Richards, Ramona Rogers-Windsor, Joseph M. Harvey and Adam M. Derechin whose signature appears below, hereby constitutes and appoints James Giallanza, Albert Laskaj, Francis C. Poli and Dana DeVivo, and each of them, his true and lawful attorneys and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable the Cohen & Steers ETF Trust (the “Trust”) on behalf of any current or future series thereof, to comply with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission (“SEC”) in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Trust’s Registration Statement on Form N-1A and any other registration statements pursuant to said Acts, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of each undersigned as a trustee of each ETF any and all such amendments and registration statements filed with the SEC under said Acts and any and, as applicable, all Statements of Beneficial Ownership filed with the SEC under said Acts and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm that all said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

/s/ Michael G. Clark	/s/ George Grossman
Michael G. Clark	George Grossman

/s/ Gerald J. Maginnis	/s/ Ramona Rogers-Windsor
Gerald J. Maginnis	Ramona Rogers-Windsor

/s/ Dean A. Junkans	/s/ Jane F. Magpiong
Dean A. Junkans	Jane F. Magpiong

/s/ Daphne L. Richards	/s/ Joseph M. Harvey
Daphne L. Richards	Joseph M. Harvey

/s/ Adam M. Derechin
Adam M. Derechin

Date: September 9, 2024